UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐    Preliminary Proxy Statement
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Pioneer Natural Resources Company
__________________________________________________________________________________________________(Name of Registrant as Specified in its Charter)
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PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

SUPPLEMENTAL INFORMATION TO DEFINITIVE PROXY STATEMENT FOR ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2015
This proxy statement supplement (the “Proxy Supplement”) updates our definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 9, 2015 regarding the 2015 Annual Meeting of Stockholders of Pioneer Natural Resources Company (the “Company”) to be held at 5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039, on Wednesday, May 20, 2015, at 9:00 a.m. Central Time (the “Annual Meeting”). Except as updated or supplemented by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting.

The Board of Directors of the Company, having considered the potential advantages and disadvantages to the stockholders of the Company of proxy access and its various potential formulations, and taking into account communications from the Company’s stockholders about proxy access in anticipation of the Annual Meeting, intends to adopt an amendment to its bylaws prior to its 2016 Annual Meeting of Stockholders that will provide that any stockholder or a limited group of stockholders that beneficially owns at least 5% of the Company’s outstanding Common Stock continuously for three years will be permitted to nominate candidates for election to the Board and to require the Company to list such nominees along with the Board’s nominees in the Company’s proxy statement.  It is expected that the bylaw amendment will provide that the qualifying stockholder or group of stockholders may nominate up to 20% of the Board, rounding down to the nearest whole number of Board seats.
Accordingly, because of the differences between the stockholder proposal in Item Four of the Company’s Proxy Statement and the form of proxy access that the Company expects to adopt as a result of consultation with large stockholders, the Board continues to oppose Item Four and recommends that stockholders vote AGAINST approval of the stockholder proposal.
If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.